Exhibit 99.1

                                 [LOGO OF INTEGRATED SILICON SOLUTION, INC. (R)]

FOR IMMEDIATE RELEASE
---------------------

             ISSI ANNOUNCES SECOND QUARTER FISCAL YEAR 2006 RESULTS

         Santa Clara, Calif.--April 25, 2006--Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the second fiscal quarter ended March 31, 2006.

         Revenue in the second fiscal quarter ending March 31, 2006 was $53.2 million, compared with $51.1 million in the December 2005 quarter and $35.7 million in the March 2005 quarter. The reported net loss for the March 2006 quarter of ($3.7) million or ($0.10) per diluted share includes a $5.8 million inventory write-down, a $1.56 million charge for FAS 123R stock option expense, a $0.3 million charge for a write-down of in-process technology as a result of acquiring additional shares of ICSI, and a $2.7 million gain related to the sale of investments and assets. These results compare with a net loss for the March 2005 quarter of $13.8 million or ($0.38) per share on a diluted share basis which included an inventory write-down of $1.3 million, a charge of $1.1 million against the Company's facility lease, and a charge of $9.3 million for the equity interest in ICSI in Taiwan prior to our acquisition.

         "Revenue grew 4% in the March 2006 quarter from the previous quarter and 49% over the same period last year." said Jimmy Lee, ISSI's Chairman and CEO. "The year to year revenue growth shows the benefit of our ICSI acquisition. Additionally, we exited the Bluetooth and Flash Controller markets which will reduce our total expenses, but resulted in an inventory write-down. We remain optimistic about our ability to grow in niche market segments such as automotive markets and DRAM die business which we expect will help to enhance our gross margins."

About the Company
-----------------

         ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

Conference Call
---------------

         A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 719-457-2617 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

                                     -more-

ISSI Release
April 25, 2006
Page 2

Safe Harbor Statement
---------------------

         The statements in this press release regarding exiting markets, reducing our total expenses, and being optimistic about our ability to grow in niche markets and our expectations regarding enhanced gross margins are forward-looking statements that are subject to risks. Our actual results may differ materially from current expectations due to many factors, including supply and demand conditions in the market place, unexpected reductions in average selling prices, our ability to sell our products for the die business and automotive applications and the pricing and gross margins achieved on such sales, our ability to retain the revenue and customers of ICSI, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. Furthermore, the purchase accounting and valuation information in this release regarding the acquisition of additional shares of ICSI are preliminary and are subject to further review by the Company, its advisors, and its auditors. The valuation numbers could be changed as a result of further review.

         Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this April 25, 2006 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10Q for the quarter ended December 31, 2005.

                                      -###-

Consolidated Statement of Operations and Consolidated Balance Sheet to follow.

CONTACT:
Scott Howarth
Vice-President & CFO
Investor Relations
(408) 969-4686
ir@issi.com

                        INTEGRATED SILICON SOLUTION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                              Three Months Ended           Six Months Ended
                                                   March 31,                   March 31,
                                           ------------------------    ------------------------
                                              2006          2005          2006          2005
                                           ----------    ----------    ----------    ----------
Net sales                                  $   53,245    $   35,674    $  104,338    $   66,249
Cost of sales                                  47,607        31,148        91,317        67,499
                                           ----------    ----------    ----------    ----------
Gross profit (loss)                             5,638         4,526        13,021        (1,250)
                                           ----------    ----------    ----------    ----------
Operating expenses:
  Research and development                      5,547         4,636        11,173         9,726
  Selling, general and administrative           7,239         5,388        13,717         9,609
  In-process technolgy                            324           435           499           435
                                           ----------    ----------    ----------    ----------
    Total operating expenses                   13,110        10,459        25,389        19,770
                                           ----------    ----------    ----------    ----------
Operating loss                                 (7,472)       (5,933)      (12,368)      (21,020)
Interest and other income (expense), net        1,696           820         2,745         1,426
Gain on sale of other investments               2,187           535         2,187         2,905
                                           ----------    ----------    ----------    ----------
Loss before income taxes, minority
 interest and equity in net loss of
 affiliated companies                          (3,589)       (4,578)       (7,436)      (16,689)
Provision for income taxes                         51            16           113            17
                                           ----------    ----------    ----------    ----------
Loss before minority interest
 and equity in net loss of
 affiliated companies                          (3,640)       (4,594)       (7,549)      (16,706)
Minority interest in net loss of
 consolidated subsidiary                          226            91           650           186
Equity in net loss of affiliated
 companies                                       (253)       (9,328)         (476)      (10,642)
                                           ----------    ----------    ----------    ----------
Net loss                                   $   (3,667)   $  (13,831)   $   (7,375)   $  (27,162)
                                           ==========    ==========    ==========    ==========
Basic and diluted net loss per share       $    (0.10)   $    (0.38)   $    (0.20)   $    (0.75)
                                           ==========    ==========    ==========    ==========
Shares used in per share calculation           37,371        36,460        37,306        36,346
                                           ==========    ==========    ==========    ==========

                        INTEGRATED SILICON SOLUTION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                            March 31,     September 30,
                                                              2006            2005
                                                          ------------    -------------
                                                          (unaudited)          (1)
                      ASSETS
Current assets:
  Cash and cash equivalents                               $     26,196    $      27,484
  Restricted cash                                                    -              301
  Short-term investments                                        84,145           96,427
  Accounts receivable, net                                      30,020           28,508
  Inventories                                                   64,657           60,468
  Other current assets                                           5,421            3,594
                                                          ------------    -------------
Total current assets                                           210,439          216,782
Investments                                                          -            9,182
Property, equipment, and leasehold improvements, net            21,837           21,725
Goodwill                                                        25,054           20,232
Purchased intangible assets, net                                 5,646            6,142
Other assets                                                     9,404           10,053
                                                          ------------    -------------
Total assets                                              $    272,380    $     284,116
                                                          ============    =============
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and notes                               $      9,704    $       6,628
  Accounts payable                                              35,798           35,705
  Accrued compensation and benefits                              2,676            2,467
  Accrued expenses                                               8,211            8,029
                                                          ------------    -------------
Total  current liabilities                                      56,389           52,829
Other long-term liabilities                                      1,725            1,793
                                                          ------------    -------------
Total liabilities                                               58,114           54,622
Minority interest                                                  919            6,566
Stockholders' equity:
  Common stock                                                       4                4
  Additional paid-in capital                                   344,341          340,567
  Accumulated deficit                                         (139,110)        (131,735)
  Unearned compensation                                              -              (17)
  Accumulated comprehensive income                               8,112           14,109
                                                          ------------    -------------
Total stockholders' equity                                     213,347          222,928
                                                          ------------    -------------
Total liabilities and stockholders' equity                $    272,380    $     284,116
                                                          ============    =============

(1) Derived from audited financial statements.